SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 20, 2003
Date of Report (Date of Earliest Event Reported)

SEQUOIA RESIDENTIAL FUNDING, INC.
(as Depositor of Sequoia Mortgage Trust 9, the Issuer of Mortgage Pass-Through
Certificates under a Pooling and Servicing Agreement dated as of
August 1, 2002)

SEQUOIA RESIDENTIAL FUNDING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-90772	35-2170972

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

591 Redwood Highway, Suite 3160, Mill Valley, CA 94941

(Address of Principal Executive Offices)

(415) 381-1765

(Registrant’s Telephone Number,
Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.	Other Events

Sequoia Residential Funding, Inc. has previously registered the offer and sale of Mortgage Pass-Through Certificates issued by Sequoia Mortgage Trust 9 (the “Certificates”).

The following exhibit which relates specifically to the Certificates is included with this Current Report:

Item 7(c).	Exhibits

10.1	Monthly Payment Date Statement relating to the distribution to Certificateholders, June 20, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2003

SEQUOIA RESIDENTIAL FUNDING, INC.

By:	/s/ Harold F. Zagunis

Harold F. Zagunis
Chief Financial Officer, Treasurer
and Secretary

EXHIBIT INDEX

Exhibit Number		Page Number

10.1	Monthly Payment Date Statement relating to the distribution to Certificateholders, June 20, 2003	5